                                                                      Exhibit 12
                                                                      ----------

Hawaiian Electric Industries Capital Trust I
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS


                                                                                                    February 4,
                                                                                                       1997
                                                        Years ended December 31,                    (inception)
                                                  -----------------------------------------        to December 31,
(dollars in thousands)                             2000            1999              1998                1997
---------------------------------------------------------------------------------------------------------------
Earnings....................................       $8,619          $8,619            $8,619              $7,781
                                                   ======          ======            ======              ======

Fixed charges...............................       $   --          $   --            $   --              $   --
Preferred securities distributions..........        8,360           8,360             8,360               7,547
                                                   ------          ------            ------              ------
Total combined fixed charges and
   preferred securities distributions.......       $8,360          $8,360            $8,360              $7,547
                                                   ======          ======            ======              ======
Ratio of earnings to combined
    fixed charges and
    preferred securities distributions......         1.03            1.03              1.03                1.03
                                                   ======          ======            ======              ======